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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant


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                                                                         Name of Parent
Subsidiary Name                            State of Corporation             Company
- ---------------                            --------------------          --------------
Media Arts International, Ltd.                 Delaware             National Media Corporation

National Media Marketing Corporation           Delaware             National Media Corporation

National Media Holdings, Inc.                  Delaware             National Media Corporation

Business Publications, Inc.                    Delaware             Media Arts International

National Media Media Corporation               Delaware             National Media Corporation

Quantum Marketing International, Inc.          Delaware             National Media Corporation

Quantum International Ltd.                     United Kingdom       Media Arts International

Multi-Media Distribution Center, Inc.          Delaware             Media Arts International

N.P. A. Realty Corp.                           New York             National Media Corporation

Quantum International Japan Company Limited    Japan                National Media Corporation


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